Exhibi 5.1

                                        February 19, 2004



Glimcher Realty Trust
150 East Gay Street
Columbus, Ohio 43215

          Re:  Registration Statement on Form S-3 (No. 333-43317)

Ladies and Gentlemen:

     We have served as Maryland counsel to Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration by the Company of up to 6,000,000 shares (the "Shares") of the Company's 8.125% Series G Preferred Shares of Beneficial Interest, par value $.01 per share ("Preferred Shares"), covered by the Registration Statement on Form S-3 of the Company (Registration No. 333-43317), including the related form of final prospectus and the prospectus supplement, dated January 22, 2004, included therein, and all amendments thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act").

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement;

     2. The Amended and Restated Declaration of Trust of the Company, as amended (the "Declaration of Trust"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

     4. Resolutions (the "Board Resolutions") adopted by the Board of Trustees of the Company (the "Board") relating to the sale and issuance of the Shares, certified as of the date hereof by an officer of the Company;

Glimcher Realty Trust
February 19, 2004
Page 2

     5. Resolutions adopted by the Pricing Committee of the Board (the "Pricing Committee Resolutions") relating to the sale and issuance of the Shares, certified as of the date hereof by an officer of the Company;

     6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

     7. A certificate executed by an officer of the Company, dated as of the date hereof; and

     8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. The Shares will not be issued in violation of Article VI of the Declaration of Trust.

Glimcher Realty Trust
February 19, 2004
Page 3

     6. Upon issuance of the Shares, the total number of Preferred Shares issued and outstanding will not exceed the total number of Preferred Shares that the Company is then authorized to issue under the Declaration of Trust.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a real estate investment trust, duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Shares have been duly authorized, and when and if issued against payment therefor in accordance with the Board Resolutions, the Pricing Committee Resolutions and the Registration Statement will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                Very truly yours,

                                /s/ Venable LLP